UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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FREQUENCY ELECTRONICS, INC.

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FREQUENCY ELECTRONICS, INC.

55 Charles Lindbergh Boulevard

Mitchel Field, New York 11553

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on October 7, 2020

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Frequency Electronics, Inc. (the “Company”) will be held virtually over the internet using the following link (www.virtualshareholdermeeting.com/FEIM2020), on the 7th day of October 2020, at 10:00 A.M., Eastern Daylight Time, for the following purposes:

1.	To elect five (5) directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified;

2.	To consider and act upon ratifying the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending April 30, 2021;

3.	To conduct a non-binding advisory vote on executive compensation; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on August 14, 2020, the date fixed by the Board of Directors as the record date for the meeting, are entitled to notice of, and to vote at, the meeting. As a result of the coronavirus (COVID-19) outbreak, this annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Stockholders will have the same rights and opportunities to participate in our virtual annual meeting as they would at an in-person meeting. For more information on our virtual annual meeting, including details on how to attend the meeting, see the instructions under “Instructions for the Virtual Annual Meeting” on page 2 of this Proxy Statement.

By order of the Board of Directors

/s/Steven L. Bernstein

STEVEN L. BERNSTEIN

Chief Financial Officer, Secretary and Treasurer

Mitchel Field, New York

August 28, 2020

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  YOUR VOTE IS VERY IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED.  YOU MAY NEVERTHELESS VOTE AT THE MEETING IF YOU ATTEND.

FREQUENCY ELECTRONICS, INC.

55 Charles Lindbergh Boulevard

Mitchel Field, New York 11553

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on October 7, 2020

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Frequency Electronics, Inc., a Delaware corporation (hereinafter called the “Company”), for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually over the internet using the following link (www.virtualshareholdermeeting.com/FEIM2020) on the 7th day of October 2020, at 10:00 A.M., Eastern Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement, together with the accompanying Annual Report on Form 10-K for the fiscal year ended April 30, 2020 and the Proxy Card, are first being mailed to stockholders on or about August 28, 2020. Only stockholders of record as of the close of business on August 14, 2020 are entitled to notice of, and to vote at, the Annual Meeting.

The Board may use the services of the Company’s directors, officers and other regular employees to solicit proxies personally or by telephone and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other materials to their principals and reimburse them for their out-of-pocket expenses in so doing. The cost of solicitation of proxies, which it is estimated will not exceed $7,500, will be borne by the Company. Each proxy duly executed and returned to the Company is revocable. The procedure a stockholder must follow to revoke its proxy depends on how such stockholder holds its shares. Registered holders of the Company’s common stock, par value $1.00 per share (“Common Stock”), may revoke a previously submitted proxy by submitting another valid later dated proxy or by providing a signed letter of revocation to the Corporate Secretary of the Company before the closing of the polls at the Annual Meeting. Only the latest dated validly executed proxy will count. Stockholders also may revoke any previously submitted proxy by attending the Annual Meeting and voting their shares during the Annual Meeting. Note that simply attending the Annual Meeting without taking one of the above actions will not revoke a proxy. In general, stockholders holding shares in “street name” may revoke previously submitted voting instructions by submitting to their custodian another valid voting instruction or a signed letter of revocation. Stockholders holding shares in “street name” should contact their custodian for detailed instructions on how to revoke their voting instruction and the applicable deadlines.

Instructions for the Virtual Annual Meeting

As a result of the coronavirus (COVID-19) outbreak, the Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Stockholders will have the same rights and opportunities to participate in our virtual annual meeting as they would at an in-person meeting.

To attend the virtual meeting, visit www.virtualshareholdermeeting.com/FEIM2020 and enter the 16-digit control number included on your proxy card or voting instruction form. The meeting will start at 10:00 A.M., Eastern Daylight Time, on October 7, 2020. We encourage you to access the meeting prior to the start time to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access will be available starting at 9:30 A.M., Eastern Daylight Time, on October 7, 2020.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection from wherever they intend to participate in the meeting.

While we strongly encourage you to vote your shares prior to the Annual Meeting, stockholders may also vote during the meeting. Once logged in, you will be able to vote your shares by clicking the “Vote Here!” button.

Stockholders may submit written questions once logged into the virtual platform. Questions pertinent to meeting matters will be answered during the question and answer portion of meeting, subject to a time limit prescribed by the Rules of Conduct that will be posted to the virtual meeting platform on the day of the meeting. The Rules of Conduct will also provide additional information about the relevancy of questions to meeting matters.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the technical support number that will be posted on the virtual stockholder meeting login page.

Voting Securities and Votes Required

The Board has fixed the close of business on August 14, 2020, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). As of the Record Date, the Company had outstanding 9,159,980 shares of Common Stock, (excluding 3,960 treasury shares). Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Annual Meeting. No shares of preferred stock were outstanding as of the Record Date. A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum. Rights of appraisal or similar rights of dissenters are not available to stockholders of the Company with respect to any matter to be acted upon at the Annual Meeting.

A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. A “broker non-vote” will also be counted for the purpose of determining the presence of a quorum.  A “broker non-vote” occurs when a beneficial owner whose shares are held of record by a broker does not instruct the broker how to vote those shares and the broker does not otherwise have discretionary authority to vote on a particular matter. Brokers are not permitted to vote shares without instructions on proposals that are not considered “routine.” Accordingly, brokers are entitled to vote on Proposal Number 2 (the ratification of the independent registered public accounting firm), which is considered a “routine” matter, but brokers are not entitled to vote on Proposal Number 1 (the election of directors) or Proposal Number 3 (advisory vote on executive compensation). In order to avoid a broker non-vote on these proposals, a beneficial owner whose shares are held of record by a broker must send voting instructions to that broker.

Broker non-votes will have no effect on the outcome of the election of directors or the advisory vote on executive compensation. Likewise, the stockholder abstentions will have no effect on the outcome of the election of directors, the ratifying of the appointment of the independent registered public accounting firm or the advisory vote on executive compensation.

If you are a stockholder whose shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, and you return a signed Proxy Card without giving specific voting instructions, then the individuals designated as proxyholders on the Proxy Card will vote your shares in accordance with the recommendations of the Board: (i) “FOR” the election of each of the five (5) Board nominees listed herein, (ii) “FOR” the ratification of the appointment of BDO, USA LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2021 and (iii) “FOR” the approval of the non-binding advisory vote on the Company’s executive compensation.

Please vote your proxy so your vote can be counted.

It is expected that the following business will be considered at the meeting and action will be taken thereon.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect five (5) directors (“Director(s)”) to the Board to hold office until the next annual meeting of the Company’s stockholders (the “2021 Annual Meeting”) and until their respective successors are elected and qualified.  Cumulative voting is not permitted. The table below includes each director nominee’s principal occupation, age and year first elected to the Board. Each director nominee served as a director during fiscal year 2020 and was elected at the 2019 annual meeting of the Company’s stockholders (the “2019 Annual Meeting”). Mr. Martin Bloch, who is a current member of the Board, and Mr. Joel Girsky, who resigned from the Board on August 24, 2020, will not stand for re-election to the Board at the Annual Meeting. Consequently, the Board will be reduced to five members on the date of the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

 Although it is not anticipated that any of the individuals listed below will be unable or unwilling to stand for election, in the event of such an occurrence, submitted proxies may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may reduce the number of directors.

The director nominees are as follows:

Name of Director	Principal Occupation	Age	Year First Elected

Jonathan Brolin	Founding and Managing Partner, Edenbrook Capital, LLC	47	2017
Lance W. Lord (1)	Chairman and Chief Executive Officer of L2 Aerospace; retired four-star Air Force general	74	2016
Russell M. Sarachek	Managing Director of Contra Capital Management LLC	57	2016
Richard Schwartz	Retired Chief Executive Officer and Chairman of ATK	84	2004
Stanton D. Sloane	President and Chief Executive Officer of the Company	70	2016

(1)

General Lord was appointed to the Board pursuant to a Settlement Agreement, dated September 13, 2016, (the “Settlement Agreement”) by and among the Company, on the one hand, and Mr. Ryan Levenson, Privet Fund LP, Privet Fund Management LLC, and General Lord, on the other hand.  Pursuant to the Settlement Agreement and subject to the terms, conditions and exceptions contained therein, the Company agreed to nominate General Lord for election to the Board at the Company’s 2017 annual meeting of stockholders and to recommend and solicit for his election at such annual meeting in the same manner as for the other nominees nominated by the Board.  The full text of the Settlement Agreement was included as Exhibit 10.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on September 16, 2016.  General Lord is being nominated for election to the Board at the Annual Meeting independent of the Settlement Agreement.

All directors hold office for a one-year period or until their successor is elected and qualified.

The Board has determined that Messrs. Brolin, Lord, Sarachek, and Schwartz, are “independent,” as defined in the listing standards of the NASDAQ Stock Market (“NASDAQ”).  The composition of the Board, consisting of one (1) officer of the Company (Dr. Sloane) and the four (4) independent directors, is in full compliance with the listing requirements of the NASDAQ.

Nominees for Election as Directors

JONATHAN BROLIN, age 47, has served as a director of the Company since November 2017, and as Lead Independent Director from 2018 until 2020. Mr. Brolin is the Founder and Managing Partner of Edenbrook Capital, LLC, which he founded in 2011. Edenbrook takes a private equity approach to public markets, principally through concentrated, long-term investments in small and mid-cap companies. Mr. Brolin has over 20 years of experience in public and private equity investing and investment banking. In addition, Mr. Brolin serves as an Adjunct Professor of Finance at Fordham’s Gabelli School of Business, where he teaches Advanced Topics in Value Investing. He earned his MBA from Columbia Business School, where he was a member of the Beta Gamma Sigma Honor Society. Mr. Brolin earned his BA from the University of Pennsylvania, where he was a Benjamin Franklin Scholar and General Honors Student. Mr. Brolin’s extensive business and investment banking experience and his demonstrated leadership capacities allow him to bring valuable insight and knowledge to the Board.

LANCE W. LORD, age 74, has served as a director of the Company since September 2016. General Lord is the Founder and Chairman of L2 Aerospace, an innovative company formed to shape and influence the business competition in the dynamic and emerging commercial, civil and defense aerospace markets. General Lord is the former Commander of Air Force Space Command (“AFSPC”) and Chief Executive Officer of ASTROTECH Space Operations. While with AFSPC at Peterson Air Force Base in Colorado, General Lord was responsible for the development, acquisition and operation of Air Force space and missile weapon systems. Overseeing a global network of satellite command and control, communications, missile warning and launch facilities to ensure the combat readiness of the U.S. intercontinental ballistic missile force, he led more than 39,700 personnel who provided combat capabilities to North American Aerospace Defense Command and U.S. Strategic Command. General Lord was the recipient of several prestigious military decorations throughout his 37-year military career – including the Distinguished Service Medal, Legion of Merit and the Defense Meritorious Service Medal. General Lord retired from the Air Force in 2006.  General Lord is a member of the Board of Directors of Aerojet Rocketdyne Holdings (NYSE:AJRD), a technology-based engineering and manufacturing company that develops and produces specialized propulsion and armament systems. General Lord is also a Senior Associate of the Four Star Group, a senior advisor to US Global HF Net, LLC, a member of the Iridium Corporation’s Government Advisory Board, an emeritus member of the Board of Directors for the Challenger Learning Center in Colorado Springs, Colorado, a Trustee of the Falcon Foundation, Chairman of the Board of Advisors of USO Colorado Springs and President of the Association of Air Force Missileers.  General Lord served as a member of the President’s Space-Based Position, Navigation and Timing Advisory Board from 2011 to 2013.  He is also a senior advisor to Chandra Space Technologies and Skeyeon Space Systems. General Lord’s unique experience as Commander, Air Force Space Command, as well as his other Air Force and commercial activities provides key insights for the Board, particularly as it relates to future space platforms and relevant technologies.

RUSSELL M. SARACHEK, age 57, has served as a director of the Company since August 2016 and as Chairman of the Board since 2020. Mr. Sarachek has served as the Managing Director of Contra Capital Management, LLC since 2002.  Mr. Sarachek served as director for six years of Breeze-Eastern Corp, an aerospace/defense manufacturer, which was sold to TransDigm Corp. in 2016.  From 1992 to 2002, he held various positions, including Executive Vice President and director of mergers and acquisitions at Groupe Schneider, a global manufacturer and distributor of electrical equipment and industrial controls. Mr. Sarachek has extensive knowledge in corporate governance practices for public companies and has a range of aerospace and defense industry involvements that help strengthen the Board’s collective qualifications, skills, and experience.

RICHARD SCHWARTZ, age 84, has served as a director of the Company since 2004.  He was a trustee and chairman of the Finance Committee of Cooper Union in New York City, a position he held from 2004 through 2008.  Prior to his retirement in 2000, Mr. Schwartz was Chief Executive Officer and Chairman of ATK, a major aerospace and defense company. He served in senior executive positions at ATK and predecessor companies beginning in 1990.  Prior to that, Mr. Schwartz had been president of the Rocketdyne division of Rockwell International, a company he first joined in 1957. Mr. Schwartz was part of the originator team on GPS where he was the satellite Program Manager for Rockwell. For his work on the GPS originator team, Mr. Schwartz was elected to the GPS Hall of Fame.  In addition, in February 2019, Mr. Schwartz and three other members of the GPS originator team were recognized for their GPS success with the Queen Elizabeth Prize for Engineering award. Mr. Schwartz also serves on the board of directors of Astronautics Corporation of America.  Mr. Schwartz’s extensive industry experience, his prior board and executive management experience and his demonstrated leadership capabilities allow him to bring valuable insight and knowledge to the Board.

STANTON D. SLOANE, age 70, has served as a director of the Company since August 2016.  On May 1, 2018, Dr. Sloane was named President and Chief Executive Officer of the Company. Prior to being named President and Chief Executive Officer, Dr. Sloane had served as the Chief Operating Officer of the Company since September 2017. Dr. Sloane was President and Chief Executive Officer of Comtech Telecommunications Corp. (Nasdaq: CMTL), a communications company for both commercial and government customers worldwide, from January 2015 until September 2016 and a director of Comtech from January 2012 until September 2016.  Prior to joining Comtech, Dr. Sloane was President and Chief Executive Officer and a director of Decision Sciences International Corporation, a privately-held advanced security and detection systems company, from August 2011 through January 2015.  Prior to that, he served as President and Chief Executive Officer and a director of SRA International, Inc. (“SRA”), an information solutions company. He served as President and Chief Executive Officer of SRA from April 2007 through July 2011, during which time he helped lead the sale of SRA to a private equity firm.  Prior to joining SRA, he was Executive Vice President of Lockheed Martin’s Integrated Systems & Solutions from June 2004 until April 2007.  He began his business career with General Electric Aerospace in 1984 and progressed through engineering, program management, and business development assignments in a variety of General Electric Aerospace and subsequently Lockheed Martin businesses.  He also served as an officer in the U.S. Navy from 1976 until 1981.  Dr. Sloane holds a bachelor’s degree in Professional Studies (Aeronautics) from Barry University, a master’s degree in Human Resources Management from Pepperdine University, and a Doctor of Management degree from the Weatherhead Business School at Case Western Reserve University. Dr. Sloane’s experience as the Company’s Chief Operating Officer and Chief Executive Officer, as well as his prior leadership roles in the aerospace and defense industry, provide valuable insights into Company operations and efficiency, as well as strategy for further developing Defense Department business.

Family Relationships

There are no family relationships between any director and executive officer.

Involvement in Certain Legal Proceedings

As previously reported, on January 27, 2020, the Company terminated the employment of Martin B. Bloch as the Chief Scientist of the Company. In accordance with the terms of his employment agreement and his deferred compensation agreements, Mr. Bloch was not and will not receive any severance or deferred compensation in connection with his termination of employment.

Also as previously reported, on January 28, 2020, Mr. Bloch filed a complaint against the Company and Messrs. Brolin, Lord, Sarachek, Schwartz and Sloane, each in their capacity as members of the Board (collectively, the “Director Defendants”), in the Supreme Court of the State of New York, County of Nassau (Bloch v. Frequency Electronics, Inc., et al., Index No. 601369/2020 (N.Y. Sup. Ct. filed Jan. 28, 2020)). Mr. Bloch seeks compensatory damages and costs and attorney’s fees, among other things, based on allegations that he was wrongfully terminated “for cause” pursuant to his employment agreement and his deferred compensation agreements with the Company, and that the Company and the Director Defendants discriminated against him based on his age. Mr. Bloch had originally also sought a declaratory judgment and claims for damage to his reputation and a derivative claim on behalf of the Company alleging that the Director Defendants breached their fiduciary duty in rendering their decision to terminate Mr. Bloch’s employment with the Company. However, Mr. Bloch removed those claims from a subsequently filed amended complaint after the Company and the Director Defendants moved to dismiss them. On June 11, 2020, the Company and the Director Defendants filed their answer to the amended complaint. Mr. Bloch filed a motion for summary judgment on June 23, 2020, which the Company and the Director Defendants opposed on July 10, 2020. Mr. Bloch’s motion seeks an order that the Company is liable for breach of his employment agreement because he purportedly resigned from the Company before he was terminated. On July 10, 2020, the Company and the Director Defendants opposed Mr. Bloch’s motion and also filed a motion for summary judgment seeking the dismissal of all claims in Mr. Bloch’s amended complaint. The Company and the Director Defendants believe that the Board was justified in its decision to terminate Mr. Bloch “for cause” and that Mr. Bloch’s complaint is entirely without merit.  The Company intends to vigorously defend against all of Mr. Bloch’s allegations. At this time, the Company does not have sufficient information to determine whether liability, if any, arising out of these matters is probable or the possible loss, if any, that could result from an unfavorable outcome arising out of these matters.

In addition, Mr. Bloch sought to initiate two arbitration proceedings under the AAA Rules (Bloch v. Frequency Electronics, Inc., the Compensation Committee of the Board of Directors of Frequency Electronics, Inc., and the Deferred Compensation Plan Agreement Dated March 7, 2008). One arbitration is brought under a deferred compensation agreement dated March 27, 1980 and the other under a second amended and restated deferred compensation agreement, dated March 7, 2008. Mr. Bloch submitted his Statements of Claim in both arbitrations on May 4, 2020.  In both proceedings, Mr. Bloch claims that defendants violated ERISA rules by denying him the benefits he was allegedly entitled to under the deferred compensation agreements.

On June 2, 2020, the Company filed a petition for a stay of arbitration and related declaratory relief against Mr. Bloch, in the Supreme Court of the State of New York, New York County (Frequency Electronics, Inc. v. Martin B. Bloch, Index No. 652191/2020 (N.Y. Sup. Ct. filed June 2, 2020)). The Company claims that Mr. Bloch may not arbitrate his claims for deferred compensation because he did not timely appeal the Company’s denial of those claims, and because he failed to comply with the arbitration procedures in the applicable deferred compensation agreement. Mr. Bloch filed a motion on June 16, 2020, seeking a change of venue to the County of Nassau, which the Company opposed on July 7, 2020. The motion is currently pending. At this time, the Company does not have sufficient information to determine the likelihood of success of this petition.

On June 5, 2020, Mr. Bloch filed a petition against the Company, the Compensation Committee, and the Deferred Compensation Plan Agreement Dated March 7, 2008, as amended, for the appointment of an arbitrator in one of the arbitration proceedings that Mr. Bloch sought to initiate. The petition was filed in the Supreme Court of the State of New York, County of Nassau (Bloch v. Frequency Electronics, Inc. et al., Index No. 605380/2020 (N.Y. Sup. Ct. filed June 5, 2020)). On June 22, 2020, the Company moved to dismiss Mr. Bloch’s petition, and he opposed the Company’s motion on July 2, 2020. The motion is currently pending. Defendants dispute all of Mr. Bloch’s claims and intend to continue to vigorously defend the Company in these proceedings. The likelihood of any outcome of this proceeding cannot be determined at this time.

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years

Transactions with Related Persons

There were no transactions between the Company and any related persons during the fiscal year ended April 30, 2020.

Compensation of Directors:

Directors who are not officers of the Company receive annual directors’ fees of $25,000 per year. In addition, the chairman of the Audit Committee receives an additional annual stipend of $8,000 and the chairman of the Compensation Committee receives an additional annual stipend of $4,000. Company officers do not receive additional compensation for their service on the Board or for attendance at Board meetings or committee meetings.  Directors who are not officers do not participate in Company-sponsored deferred compensation programs.

The table below reflects director fees paid to non-employee directors during the fiscal year ended April 30, 2020

Director Compensation

	Fees Earned or
Name	Paid in Cash ($)	Total ($)
Joel Girsky	$33,000	$33,000
Russell M. Sarachek	25,000	25,000
Richard Schwartz	29,000	29,000
Jonathan Brolin	25,000	25,000
Lance W. Lord	25,000	25,000
Martin B. Bloch (1)	6,250	6,250

(1) Mr. Bloch’s employment with the Company was terminated for cause in January 2020; therefore, he received director fees as a non-employee director for a portion of the fiscal year ended April 30, 2020.

Vote Required and Board Recommendation

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the election of directors. The five (5) nominees receiving the highest number of “FOR” votes will be elected. Abstentions will be counted as present for the purposes of determining a quorum but are not counted as votes cast. Broker non-votes, if any, will be counted as present for the purposes of determining a quorum but are not counted as votes cast.

THE BOARD DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” EACH OF THE COMPANY DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT AUDITORS

The Board, upon recommendation of the Audit Committee, has appointed the firm of BDO USA, LLP (“BDO”) to be the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2021, and recommends to stockholders that they vote for ratification of that appointment.

It is anticipated that a representative of BDO will be present at the Annual Meeting.  Such representative will be given the opportunity to make a statement and will be available to respond to appropriate questions.

 Change of Independent Registered Public Accounting Firm

EisnerAmper LLP (“EisnerAmper”) was the Company’s independent registered public accounting firm during the fiscal year ended April 30, 2019. EisnerAmper and its predecessor, Amper, Politziner & Mattia, LLC, had audited the Company’s financial statements since 2008.

On July 26, 2019, the Board, at the direction of the Audit Committee, chose not to renew the Company’s engagement with EisnerAmper. The Company notified EisnerAmper on July 29, 2019 that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately. The decision to change independent registered public accounting firms was approved by the Audit Committee.

EisnerAmper’s reports on the Company’s financial statements for the years ended April 30, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended April 30, 2019 and 2018, and the subsequent interim period through July 29, 2019, there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”), and the related instructions thereto, with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also, during this same period, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

On July 26, 2019, the Audit Committee approved the appointment of BDO as the Company’s new independent registered public accounting firm, effective upon dismissal of EisnerAmper on July 29, 2019. During the Company’s fiscal years ended April 30, 2019 and 2018, and the subsequent interim period through July 29, 2019, neither the Company nor anyone acting on its behalf consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

Audit and Non-Audit Fees

The following table presents the aggregate fees and expenses paid or accrued by the Company for professional services in fiscal year 2020 rendered by BDO, the Company’s current independent registered public accounting firm, and in fiscal year 2019 by EisnerAmper, the Company’s former independent registered public accounting firm.  Other than as set forth below, no professional services were rendered or fees billed by BDO during fiscal year 2020 or by EisnerAmper during fiscal years 2019.

Service	2020	2019
Audit Fees (1)	$359,425	$368,000
Audit-Related Fees (2)	26,500	25,000
Tax Fees (3)	-	-
All Other Fees (4)	-	-
TOTAL	$385,925	$393,000

(1)

Audit fees consist of professional services rendered for the audit of the Company’s annual financial statements, the reviews of the quarterly financial statements, issuance of consents and assistance with and review of documents filed with the SEC.

(2)	Other audit-related services provided by BDO and EisnerAmper, respectively, include the annual audit of the Company’s employee benefit plan.

(3)	Tax fees consist of fees for services rendered to the Company for tax compliance, tax planning and advice.

(4)	No other services were performed by BDO or EisnerAmper in connection with financial information systems design and implementation or otherwise.

Pre-Approved Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm based on its detailed description of services expected to be rendered during that year.  The Audit Committee pre-approved all fees associated with the services that BDO provided in fiscal year 2020. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year within each of the four categories of service described below.

Audit Services include audit work performed on the Company’s financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditors, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditors’ tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

Other Services are those associated with services not captured in the other categories.  The Company generally does not request such services from the independent auditors.

During the year, circumstances may arise when it may become necessary to engage the Company’s independent registered public accounting firm for additional services not contemplated in the original pre-approval categories.  In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm for such additional services.

The Audit Committee may delegate pre-approval authority to one or more of its members.  The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Vote Required and Board Recommendation

Stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws (the “Bylaws”) or otherwise. However, the Board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and the Company’s stockholders. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the ratification of BDO as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2021.

THE BOARD DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on a non-binding advisory basis, the compensation of the Company’s principal executive officer and the other most highly compensated executive officers (collectively, the “Named Executive Officers”) as disclosed in this Proxy Statement in accordance with SEC rules.

The Company’s objective is to provide a fair and competitive compensation package to its Named Executive Officers that rewards long-term performance and enhances stockholder value.  In order to achieve its goals, the Company is dependent on its ability to attract, retain and motivate individuals who can achieve superior technical, operational and financial results.  This approach has enabled the Company to attract and retain the executive talent that has resulted in increased revenues and profitability in recent years and has established the basis for sustaining such growth in the future.  For an overview of the compensation of the Company’s Named Executive Officers, see the “Executive Compensation” section below.

The Company is asking for non-binding approval of the compensation of its Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosures under the “Executive Compensation” section, the summary compensation table, the related footnotes and the narrative discussion following the summary compensation table.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the policies and practices described in this Proxy Statement.  Accordingly, stockholders are asked to vote “FOR” the following non-binding resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers as described in the “Executive Compensation” section, the summary compensation tables, the related footnotes and the narrative discussion in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders.”

While the Company intends to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board. Nevertheless, the Board and the Compensation Committee value the opinions of the Company’s stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Company currently intends to hold the next non-binding advisory vote to approve the compensation of its Named Executive Officers at the 2021 Annual Meeting, unless the Board modifies its policy of holding this vote on an annual basis.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for advisory approval of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

PROPOSALS OF STOCKHOLDERS

In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the proxy material to be distributed by the Company in connection with the 2021 Annual Meeting must submit such proposal to the Company no later than April 30, 2021.

In order to nominate a person for election as director or propose any other business other than pursuant to Rule 14a-8 of the Exchange Act, the Company must receive notice of a stockholder’s intention to introduce a nomination or other item of business at that meeting no earlier than June 9, 2021, and no later than July 9, 2021, and such stockholders must otherwise comply with the procedures set forth in the Bylaws with respect to such notice. The business of the Company’s 2021 Annual Meeting shall not include voting on any stockholder nominee or proposal if proper notice as to such nominee or proposal is not properly delivered to the Company in accordance with these deadlines and the Bylaws.

EXECUTIVE OFFICERS

The executive officers hold office until the annual meeting of the Board following the annual meeting of stockholders, subject to earlier removal by the Board.

The names of all executive officers of the Company and all positions and offices with the Company which they presently hold are as follows:

Stanton D. Sloane	-	President, Chief Executive Officer and Director
Oleandro Mancini	-	Senior Vice President, Business Development
Steven Strang	-	President, FEI-Zyfer
Thomas McClelland	-	Senior Vice President and Chief Scientist
Adrian Lalicata	-	Vice President, RF & Microwave Systems
John Caulfield	-	Vice President of Manufacturing
Steven L. Bernstein	-	Chief Financial Officer, Secretary and Treasurer

For biographical information concerning Dr. Sloane, see “Proposal No. 1 – Election of Directors” above.

Oleandro Mancini, age 71, joined the Company in August 2000 as Vice President, Business Development and was promoted to Senior Vice President, Business Development in 2010.  Prior to joining the Company, Mr. Mancini had served as Vice President, Sales and Marketing at Satellite Transmission Systems, Inc. since 1998 and from 1995 to 1998 as Vice President, Business Development at Cardion, Inc., a Siemens A.G. company.  From 1987 to 1995, he held the position of Vice President, Engineering at Cardion, Inc.

Steven Strang, age 56, was named President of FEI-Zyfer, Inc., effective May 1, 2005.  Previously, Mr. Strang was Executive Vice President of this subsidiary and its predecessor companies where he has served for 20 years in various technical and management positions.

Thomas McClelland, age 66, joined the Company as an engineer in 1984 and was elected Vice President, Commercial Products in March 1999.  In fiscal year 2011, Mr. McClelland’s title was modified to Vice President Advanced Development to describe his expanded role in the Company. On January 28, 2020, Mr. McClelland was named Senior Vice President and Chief Scientist of the Company.

Adrian Lalicata, age 73, joined the Company in 2006 as Vice President, RF & Microwave Systems.  Prior to joining the Company, Mr. Lalicata served as Vice President of Engineering at Herley-CTI and Communication Techniques, a Dover Company.  Mr. Lalicata has served as Director of Engineering at Microphase Corp. and Adcomm, Inc.  He also held leading engineering positions at Loral Electronic Systems, Cardion Electronics, and Airborne Instruments Laboratories.

John Caulfield, age 63, joined the Company in 1979 and has served in many different positions related to high volume manufacturing. In 2019, Mr. Caulfield was appointed to the position of Vice President of Manufacturing.

Steven L. Bernstein, age 55, joined the Company in April 2010 as its Controller and was appointed to the position of Chief Financial Officer in April 2016.  Prior to joining the Company, Mr. Bernstein worked in the North America accounting group of Arrow Electronics Company, a Fortune 500 electronics distributor.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 31, 2020, information concerning the beneficial ownership of the Common Stock held by (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors and nominees for director, (iii) each of the Company’s Named Executive Officers, and (iv) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Edenbrook Capital, LLC (3) 2 Depot Plaza Bedford Hills, New York 10507	1,723,249	18.8%

Kennedy Capital Management, Inc. (4) 10629 Olive Blvd.
St. Louis, MO 63141	891,089	9.7%

Dimensional Fund Advisors LP (5)
6300 Bee Cave Road, Bldg One
Austin, TX 78746	645,769	7.1%

Frequency Electronics, Inc.
401(k) Savings Plan (6)
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	516,067	5.6%

Royce & Associates, LP (7)
745 Fifth Avenue
New York, New York 10151	686,800	7.5%

Jonathan Brolin (3)
c/o Frequency Electronics, Inc.
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	1,723,249	18.8%

Martin B. Bloch (8) (9) c/o Frequency Electronics, Inc.
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	672,669	7.3%

Russell M. Sarachek (10)
c/o Contra Capital Management, LLC
945 Fifth Avenue
New York, New York 10021	422,996	4.6%

Oleandro Mancini (9) c/o Frequency Electronics, Inc.
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	88,996	1.0%

Richard Schwartz
c/o Frequency Electronics, Inc.
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	71,754	less than 1%

Stanton D. Sloane (9)
c/o Frequency Electronics, Inc.
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	107,500	1.2%

Steve Strang (9)
c/o Frequency Electronics, Inc.
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	67,388	less than 1%

Lance W. Lord
c/o Frequency Electronics, Inc.
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553	7,500	less than 1%

All executive officers
and directors as a group (9)
(12 persons)	3,823,542	41.7%

Notes:

(1)	Each person has sole voting and investment power over the shares reported, except as noted.
(2)	Based on 9,159,980 shares outstanding as of July 31, 2020.
(3)

As reported in Form 13D dated April 6, 2019, filed collectively by Edenbrook Capital, LLC, Edenbrook Long Only Value Fund LP and Jonathan Brolin. The principal business of Edenbrook Capital, LLC is that of investment manager to certain private investment funds; Edenbrook Long Only Value Fund LP is a Delaware limited partnership with respect to the Common Stock owned by such private investment funds; and Jonathan Brolin is the Managing Member of Edenbrook Capital, LLC and, as such, is in the position to determine the investment and voting decisions made by Edenbrook Capital, LLC. Each of Jonathan Brolin, Edenbrook Capital, LLC and Edenbrook Long Only Value Fund LP specifically disclaim beneficial ownership in these shares, except to the extent of their pecuniary interest therein.

(4)	As reported in a Form 13F dated August 14, 2020, filed by Kennedy Capital Management, Inc. (“Kennedy”). Kennedy possesses investment and voting power over 891,089 shares.
(5)

As reported in a Form 13F dated August 13, 2020, filed by Dimensional Fund Advisors LP (“Dimensional”). Dimensional possesses investment power over 647,785 shares and voting authority over 645,769 shares. Dimensional disclaims beneficial ownership of such securities.

(6)

Represents shares of stock held by the Frequency Electronics, Inc. 401(k) Savings Plan, a profit sharing plan and trust under section 401(k) of the Internal Revenue Code of 1986 (the “401(k) Savings Plan”), all of which shares have been allocated to the individual accounts of employees of the Company (including the Named Executive Officers).  In May 2015, the Frequency Electronics, Inc. ESOP Trust (the “Trust”) for the Company’s Employee Stock Ownership Plan (“ESOP”) was merged into the 401(k) Savings Plan.  All ESOP shares allocated to the individual accounts of employees of the Company were re-allocated to the individual accounts (including those of the Named Executive Officers) in the 401(k) Savings Plan.

(7)	As reported in a Form 13F dated August 7, 2020, filed by Royce & Associates, LP (“Royce”). Royce possesses investment and voting power over 686,800 shares.
(8)

Includes 71,000 shares owned by a member of Mr. Bloch’s immediate family, 174,431 shares held in a family trust and 55,900 shares owned by Mr. Bloch’s wife.  Mr. Bloch disclaims beneficial ownership of such shares.

(9)

Includes the number of shares which, as at July 31, 2020, were deemed to be beneficially owned by the persons named below, by way of their respective rights to acquire beneficial ownership of such shares within 60 days through (i) the exercise of options or SARs; (ii) the automatic termination of a trust, discretionary account, or similar arrangement; or (iii) by reason of such person’s having sole or shared voting powers over such shares.  The following table sets forth for each person named below the total number of shares which may be so deemed to be beneficially owned by him and the nature of such beneficial ownership:

Name	Profit Sharing Plan & Trust 401(k) (a)	SAR or RSU Shares (b)
Martin B. Bloch	126	0
Stanton D. Sloane	0	77,500
Oleandro Mancini	7,373	64,500
Steve Strang	5,969	48,500
All Directors and Officers as a Group (13 persons)	39,548	405,250

(a) Includes all shares allocated under the Company’s 401(k) Savings Plan including those shares allocated from the former ESOP plan following the May 2015 plan merger.  This plan permits eligible employees, including officers, to defer a portion of their income through voluntary contributions to the plan.  Under the provisions of the plan, the Company made discretionary matching contributions of the Company’s Common Stock.  All participants in the plan become fully vested in the Company contribution after six years of employment.  All of the officers named above are fully vested in the shares attributable to their accounts.  Upon the allocation of shares to an employee’s 401(k) Savings Plan account, such employee has the right to direct the 401(k) Savings Plan trustees in the exercise of the voting rights of such shares.

(b) All amounts in this column represent the number of shares that may be obtained upon exercise of SARs in which the officers are fully vested or may become vested within 60 days of July 31, 2020.  Such grants have been made under the Company’s 2005 Stock Award Plan.  For the individual grants, exercise prices and expiration dates for the Named Executive Officers, see “Outstanding Equity Awards at Fiscal Year-End” below.

(10)

Mr. Sarachek is deemed to be the indirect beneficial owner of 422,996 shares owned by Contra Capital Management, LLC, of which he is the sole managing member, by virtue of his having sole investment discretion and voting control over the shares.

CERTAIN INFORMATION AS TO COMMITTEES AND MEETINGS OF THE BOARD

During the past fiscal year, six (6) meetings of the Board were held.  Each of the Company’s directors attended, in person or telephonically, all of the meetings of the Board and all of the meetings of committees of the Board of which such director was a member that were held during the past fiscal year.

In addition to attendance at Board meetings, the Board encourages, but does not require, all directors to attend annual meetings of the Company’s stockholders. All of the Company’s directors attended the Company’s 2019 Annual Meeting either in person or participated telephonically.

Audit Committee

The Audit Committee consists of the following three independent Directors:  Messrs. Brolin, Lord and Sarachek.  Each of these directors is independent in accordance with the independence standards for audit committee membership set forth in Section 10A(m)(3) of the Exchange Act and the listing standards of the NASDAQ, upon which the Company’s Common Stock is listed and trades.  The Board has determined that each member of the Audit Committee is able to read and understand fundamental financial statements.  In addition, the Board has determined that Mr. Brolin, chairman of the Audit Committee, satisfies the SEC’s criteria as an “audit committee financial expert.”

The Audit Committee has procedures in place to receive, retain and handle complaints received regarding accounting, internal controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

The purpose of the Audit Committee is to assist the Board by (i) overseeing the accounting and financial reporting processes of the Company, including the Company’s internal controls, and the audits of the financial statements of the Company, the qualifications and independence of the Company’s independent auditors and the performance of the independent auditors and the Company’s internal audit function, (ii) providing an open avenue of communication among the independent auditors, management and the Board, (iii) reviewing the financial reports and other financial information to be provided by the Company to any governmental body or the public and (iv) preparing a report of the Audit Committee required by the rules and regulations of the SEC to be included in the Company’s annual proxy statement.  The Audit Committee Charter, which describes all of the Audit Committee’s responsibilities, is posted on the Company’s website at http://www.frequencyelectronics.com.

The Audit Committee held four (4) meetings during the last fiscal year.  For the Audit Committee’s report, see “Report of the Audit Committee” below.

Compensation Committee

The Compensation Committee consists of the following three independent directors: Messrs. Brolin, Sarachek and Schwartz. The primary function of the Compensation Committee is to oversee the Company’s overall compensation structure, policies and programs, and to assist the Board in fulfilling its responsibilities with respect to (i) establishing and reviewing the Company’s long-term incentive plans, (ii) evaluating the performance of and recommending the compensation for the Company’s President and Chief Executive Officer and other executive officers of the Company and (iii) producing the report on named executive officer compensation required to be included in the Company’s annual report on Form 10-K or proxy statement, if necessary. The Compensation Committee Charter, which describes all of the Compensation Committee’s responsibilities, is posted on the Company’s website at http://www.frequencyelectronics.com.   The Compensation Committee held four (4) meetings during fiscal year 2020.

The Company’s President and Chief Executive Officer, Dr. Sloane, recommends to the Compensation Committee base salary, bonus payouts from the short-term incentive pool and long-term incentive grants for the Company’s officers (other than himself) and other eligible employees (see “Executive Compensation” below).  Dr. Sloane makes these recommendations to the Compensation Committee based on input from the Company’s Human Resources Manager using compensation data as described below, as well as qualitative judgments regarding individual performance.  The Compensation Committee reviews and considers Dr. Sloane’s recommendations prior to making its own recommendations to the Board.  Dr. Sloane is not involved with any aspect of determining his own pay.

In order to assess whether the compensation program that the Company provides to its executive officers is competitive, the Company’s Human Resources department annually participates in a survey of electronics companies in the New York metropolitan area.  This survey compares base salaries by job type as well as benefits offered by other companies in the electronics industry.  The Compensation Committee has established salaries and benefits which are in the mid-range of those companies which participate in this survey.

 Executive Committee

The Executive Committee, which was formed in March 2020, consists of the following five directors: Messrs. Brolin, Lord, Sarachek, Schwartz and Sloane. The Executive Committee has the power and authority to act for the Board to the extent permitted by law.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of the following three independent directors: Messrs. Brolin, Lord and Schwartz. The Nominating and Corporate Governance Committee Charter, which describes all of the Committee’s responsibilities, is posted on the Company’s website at http://www.frequencyelectronics.com.  The primary function of the Nominating and Corporate Governance Committee is to assist the Board by (i) identifying individuals qualified to become directors, consistent with the criteria approved by the Board, (ii) overseeing and evaluating the performance and effectiveness of directors, the Board and committees of the Board, (iii) recommending changes in Board composition and committee structure and (iv) reviewing and recommending appropriate changes to the Company’s governance documents, including its charter, bylaws, Corporate Governance Guidelines and committee charters, and the policies and procedures of the Board. The Nominating and Corporate Governance Committee and the Board have not established any specific minimum qualification standards for director nominees (including diversity characteristics); rather, in evaluating the suitability of individuals for Board membership, the Nominating and Corporate Governance Committee and the Board consider the way in which it believes the individual can assist the Company in pursuing its goals and advancing its strategies. The Nominating and Corporate Governance Committee was established in June 2020, therefore it did not have any meetings during fiscal year 2020

Director Candidates Recommended by Stockholders

The Company will consider recommendations for director candidates submitted in good faith by stockholders of the Company.  A stockholder recommending an individual for consideration by the Nominating and Corporate Governance Committee and the Board must provide (i) evidence of compliance with the stockholder eligibility requirements set forth in the Company’s Bylaws, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years.  Stockholders should send the required information to the Company at 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary.

Such recommendations must be sent via registered, certified or express mail (or other means that allows the stockholder to determine when the recommendation was received by the Company).  The Company’s Corporate Secretary will send properly submitted stockholder recommendations to the Nominating and Corporate Governance Committee for consideration at a future meeting.  Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating and Corporate Governance Committee and the Board.

CORPORATE GOVERNANCE MATTERS

Communications with Directors

Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board, by writing to the attention of such individual at the following address:  Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary.  The Company’s Corporate Secretary will distribute any stockholder communications received to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board.

Communications that are intended for the non-management directors generally should be marked “Personal and Confidential” and sent to the attention of the Chairman of the Board. The Chairman of the Board will distribute any communications received to the non-management member(s) to whom the communication is addressed.

Executive Sessions of Independent Directors

The independent directors regularly meet without any management directors or employees present.  Such executive sessions are held at least annually and as often as necessary to fulfill the independent directors’ responsibilities.

Size of Board

The Company’s Bylaws provide that the size of the Board shall consist of not less than three (3) but not more than twelve (12) members, as determined from time to time by the Board.

Code of Ethics and Corporate Governance Guidelines

All directors, officers and employees of the Company must act ethically and in accordance with the Company’s Code of Ethics (the “Code of Ethics”).  The Code of Ethics satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at http://www.frequencyelectronics.com.  The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address:  Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Ethics Officer.  Annually, the Company’s Directors review the Code of Ethics. Any waiver granted by the Company to its principal executive officer, principal financial officer or controller under the Code of Ethics, and certain amendments to the Code of Ethics, will be disclosed on the Company’s website at http://www.frequencyelectronics.com within the time period required by applicable rules. The Company has also adopted Corporate Governance Guidelines to assist the Board in exercising its responsibilities and serving the interests of the Company and its stockholders. The Corporate Governance Guidelines are available on the Company’s website at http://www.frequencyelectronics.com.

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently held by different persons.  The Chairman of the Board is Mr. Sarachek.  The Board believes that the current Board structure, including the separation of Chairman of the Board and Chief Executive Officer, is in the best interest of the Company and its stockholders.

Board Risk Oversight

The Company’s senior management manages the day-to-day risks facing the Company under the oversight and supervision of the Board, which oversees the Company’s risk management strategy, focusing on the adequacy of the Company’s risk management and mitigation processes.  The Board’s role in the risk oversight process includes receiving regular reports from senior management on areas of material risk, including operational, financial, legal and regulatory and strategic and reputational risks.  The Board receives these reports to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies.  While the entire Board is ultimately responsible for risk oversight at the Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk in the areas of financial reporting and internal controls.  In performing its functions, the Audit Committee has access to management and is able to engage advisors, if deemed necessary.  The Board receives regular reports from the Audit Committee regarding its areas of focus.

REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee is not to be considered filed with the SEC or incorporated by reference into any other filings which the Company makes with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, nor is this information considered as proxy soliciting material.  This portion of this proxy statement is not a part of any of those filings unless otherwise specifically stated in those filings.

The members of the Audit Committee have been appointed by the Board.  The Audit Committee is comprised of three non-employee directors, each of whom satisfies the independence standards for audit committee membership set forth in Section 10A(m)(3) of the Exchange Act and the independence requirements of NASDAQ.  The Audit Committee is governed by a charter that has been approved and adopted by the Board and which is reviewed and reassessed annually by the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the fiscal year ended April 30, 2020, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  In addition, management has represented, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has also discussed with the independent auditors any matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.  The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their understanding of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee held four meetings during fiscal year 2020.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2020 for filing with the SEC.

Jonathan Brolin, Chairman, Audit Committee

Lance W. Lord

Russel M. Sarachek

Executive Compensation

Summary Compensation Table

The following table sets forth certain information regarding compensation awarded to, earned by or paid to the Company’s Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Option, SAR &RSU Awards (2)	Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Stanton D. Sloane	2020	$325,000	$0	$310,200	$0	$35,604	$670,804
President, Chief Executive Officer	2019	325,000	0	168,251	0	29,224	522,475

Martin B. Bloch(5)	2020	330,769	0	0	0	57,254	388,023
Former Chief Scientist	2019	430,769	0	53,004	0	52,217	535,990

Oleandro Mancini	2020	234,384	23,800	0	0	16,210	274,394
Senior Vice President, Business Development	2019	228,885	50,106	14,929	0	14,815	308,735

Steve Strang	2020	199,615	54,644	11,380	0	3,000	268,639
President, FEI-Zyfer

Notes:

(1)

Dr. Sloane is awarded bonuses based upon consolidated bookings, revenue and operating income. Prior to his termination in January 2020, Mr. Bloch was awarded bonuses based upon consolidated pretax profits. Mr. Mancini is awarded bonuses based upon the bookings generated by the FEI-NY segments. Mr. Strang is awarded a bonus based upon EBITA generated by FEI-Zyfer.

(2)

The amounts in this column do not represent actual cash payments to the Named Executive Officers.  Each value represents the aggregate grant date fair value of the Common Stock, SARs or RSUs awarded, as applicable, by the Company during fiscal years 2020 and 2019 computed in accordance with FASB ASC TOPIC 718.  The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in its Annual Report on Form 10-K for the year ended April 30, 2020, as filed with the SEC.

(3)

The Company has entered into certain deferred compensation arrangements with certain key employees (including the Named Executive Officers) providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause.  The change in the actuarially calculated deferred compensation liability to the Company for each of the Named Executive Officers for fiscal years 2020 and 2019 is as follows:  Mr. Mancini: $(13,656) (2020) and  $(12,450) (2019) and Mr. Strang $36,535 (2020). The Company made no payments towards these deferred contribution arrangements for the fiscal years ended April 30, 2020 or 2019. These non-cash amounts are included in the Company’s general and administrative expenses for the fiscal years ended April 30, 2020 and 2019, respectively.  Mr. Bloch’s employment with the Company was terminated for cause in January 2020; therefore, he is not entitled to any deferred compensation. As discussed under the heading “Involvement in Certain Legal Proceedings” above, Mr. Bloch has initiated a lawsuit against the Company and the Director Defendants with respect to the termination of his employment, and has sought to initiate arbitration proceedings under his deferred compensation agreements.

(4)	The amounts shown in this column are composed of the following:

Name	Costs of Purchased or Leased Automobile	Health, Life, Disability Insurance & Medical Reimbursement (a)	Additional Life Insurance Premiums (b)	Financial Planning Advice and Other (c)	Total All Other Compensation
Stanton D. Sloane
2020	$14,213	$3,666	$10,000	$7,725	$35,604
2019	11,499	0	10,000	7,725	29,224

Martin Bloch
2020	0	14,414	26,627	16,213	57,254
2019	0	18,806	24,411	9,000	52,217

Oleandro Mancini
2020	9,514	3,696	0	3,000	16,210
2019	9,868	1,947	0	3,000	14,815

Steve Strang
2020	0	0	0	3,000	3,000

(a)

All employees of the Company are eligible for health, term life and disability insurance, the premiums for which are partially paid by the Company. This column only reflects reimbursement of medical costs, which is available only to officers.

(b)	Company-paid premiums for additional whole life insurance policies, the beneficiaries of which are the heirs of Dr. Sloane and Mr. Bloch, respectively.

(c)

The amounts include financial planning advice and the fair market value of contributions by the Company of Common Stock to the accounts of the Named Executive Officers in the Company’s 401(k) Savings Plan, which may not exceed $3,000 in a calendar year.

(5)

Mr. Bloch’s employment with the Company was terminated for cause in January 2020. As discussed under the heading “Involvement in Certain Legal Proceedings” above, Mr. Bloch has initiated a lawsuit against the Company and the Director Defendants with respect to the termination of his employment, and has sought to initiate arbitration proceedings under his deferred compensation agreements.

Narrative Disclosure of Summary Compensation Table

Short-Term Incentive Bonus Programs

The Company maintains short-term incentive bonus programs for certain employees which are based on operating profits and certain other relevant criteria of the individual subsidiaries to which the employees are assigned.  The Company’s employment agreement with its Chief Executive Officer includes a bonus formula based on various criteria (see “Chief Executive Officer Employment Agreement” below). The Company also provides bonus opportunities to the other employees, including its other Named Executive Officers (see “Former Chief Scientist and Former Chief Executive Officer Employment Agreement,” “Senior Vice President, Business Development Employment Agreement” and “President, FEI-Zyfer Employment Agreement” below).  These bonus programs are designed to create incentives for superior performance and to reward certain Company employees for their contributions to the Company’s success.  Focused on short-term or annual business results, these bonus programs enable the Company to award designated executives with cash bonuses based on their contributions to the profits of the Company. The Board in its discretion determines the actual amounts paid to the Named Executive Officers pursuant to these bonus programs, if any.

Long-Term Incentives

As part of its comprehensive compensation program, the Company stresses long-term incentives through awards of shares of its Common Stock through the grant of SARs, RSUs or options to purchase Common Stock through its 2005 Stock Award Plan.  Grants and awards are aimed at attracting new personnel, recognizing and rewarding current executive officers for special individual accomplishments, and retaining high-performing officers and key employees by linking financial benefit to the performance of the Company (as reflected in the market price of Common Stock) and to continued employment with the Company.  Grants of SARs, RSUs, stock options and other equity awards are generally determined on an individual-by-individual basis.  The factors considered are the individual’s performance and potential for contributing to the Company’s future growth, the number of SARs, RSUs, stock options and awards previously granted to the individual and the Company’s financial and operational performance.

The Company does not maintain any compensation plans for its executive officers or directors nor for any of its other employees which provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year other than the stock award plans discussed above and the Company’s 401(k) Savings Plan discussed below.  The grant date fair market values of the SAR and RSU awards under the 2005 Stock Award Plan granted during fiscal year 2020 and 2019 are shown in the Summary Compensation Table above.

Nonqualified Deferred Compensation Agreements

The Company has no tax-qualified defined benefit or actuarial retirement plans in effect.  It has entered into certain deferred compensation agreements with certain key employees, including its officers, providing for the payment of benefits upon retirement or death or upon the termination of employment not for cause.  The Company pays compensation benefits out of its working capital but has also purchased whole or universal life insurance (of which it is the sole beneficiary) on the lives of each of the participants to cover the optional lump sum obligations under the deferred compensation agreements upon the death of the participant.  The annual premiums paid during fiscal year 2020 were less than the increase in cash surrender value of the whole and universal life insurance policies.

The deferred compensation for participants in the program is reviewed annually by the Compensation Committee.  The annual benefit may be increased based upon recent performance, length of service, economic conditions and other factors.  The annual benefit to be provided to each of the Named Executive Officers upon his retirement is as follows:

Stanton D. Sloane, President & CEO	$0
Martin Bloch, former Chief Scientist	$0
Oleandro Mancini, Senior VP	$85,000
Steve Strang President FEI-Zyfer	$60,000

Such benefits are payable for the remaining life of the individual with a minimum payment over ten years to either the employee or his beneficiaries.  Benefits may be paid in a lump sum in the case of a participant’s death, disability or early termination of employment without cause.  The change in actuarial value in nonqualified deferred compensation benefits under the deferred compensation agreements for each of the Named Executive Officers is presented in footnote 3 to the Summary Compensation Table above.

Supplemental Separation Benefits

Included in the deferred compensation agreements of certain executive officers and certain key employees are provisions for supplemental separation benefits.  Under the agreements, in the event of a change in control or ownership of part or all of the Company which gives rise to discharge of any officer or employee without cause, then such officer or employee will receive supplemental severance pay equal to one and one-half times the employee’s average base salary plus cash bonus from the previous five calendar years prior to the change of control if such discharge occurs in the first year after the change of control.  If discharge occurs more than one year but less than two years after the change of control, then the employee will receive two-thirds of the five-year average of base salary and bonus.

Chief Executive Officer Employment Agreement

Pursuant to his employment agreement, Dr. Sloane’s base annual salary is $325,000.  Dr. Sloane also receives additional compensation of up to $20,000 in the form of financial planning advice and Company-paid premiums for life insurance coverage, the beneficiaries of which are Dr. Sloane’s heirs.  Dr. Sloane’s employment agreement provides a fixed annual bonus of 100% of his base salary at the end of the applicable fiscal year, only payable if the Company shows a profit for the year, as well as separation benefits in the event of a change in control or ownership of part or all of the Company, and continuation of disability, medical and life insurance.  Dr. Sloane has been awarded SARs based on 90,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable date of grant, and RSUs based on 30,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable date of grant.  The SARs are exercisable for a period of five years from the date of grant. The RSUs vest equally over a 4 year period from the date of the grant and are based on consolidated booking. (See “Outstanding Equity Awards at Fiscal Year-End” and footnote (10) under “Stock Ownership of Certain Beneficial Owners and Management” above.)

Former Chief Scientist and Former Chief Executive Officer Employment Agreement

Pursuant to his employment agreement, Mr. Bloch’s base annual salary was $400,000. Mr. Bloch also received additional compensation of up to $52,000 in the form of financial planning advice and Company-paid premiums for life insurance coverage, the beneficiaries of which are Mr. Bloch’s heirs.  Mr. Bloch’s employment agreement provided a fixed annual bonus of 6% of the pre-tax profit of the Company with a cap on the pre-tax profit at $20,000,000, as well as separation benefits in the event of a change in control or ownership of part or all of the Company, continuation of disability, medical and life insurance, the cost of an annual physical examination and a new automobile every three years.  Mr. Bloch was awarded SARs based on 266,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable date of grant.  The SARs were exercisable for a period of ten years from the date of grant with the exception of the fiscal years 2019 through 2015 awards which are exercisable for a period of five years from the date of grant.  However, as previously reported, Mr. Bloch’s employment with the Company was terminated for cause in January 2020, and in accordance with the terms of his employment agreement and his deferred compensation agreements, Mr. Bloch did not and will not receive any severance or deferred compensation in connection with his termination of employment. (See “Outstanding Equity Awards at Fiscal Year-End” and footnote (10) under “Stock Ownership of Certain Beneficial Owners and Management” above.) As discussed under the heading “Involvement in Certain Legal Proceedings” above, Mr. Bloch has initiated a lawsuit against the Company and the Director Defendants with respect to the termination of his employment, and has sought to initiate arbitration proceedings under his deferred compensation agreements.

Senior Vice President, Business Development Employment Arrangement

The Company has not entered into an employment agreement with Mr. Mancini.  Mr. Mancini’s annual base salary is $220,000.  Mr. Mancini is paid an annual bonus based on bookings generated by the FEI-NY segments. In fiscal year 2019, Mr. Mancini’s annual bonus was $50,106 and in fiscal year 2020, Mr. Mancini’s annual bonus was $23,800. In addition, the Company has entered into a deferred compensation agreement with Mr. Mancini providing for the payment of an annual benefit of $85,000 upon his retirement or death or upon the termination of his employment (other than for cause).  Mr. Mancini also is eligible for health, term life and disability insurance, the premiums of which are partially paid by the Company, and for reimbursement of medical expenses and an automobile leasing arrangement. Mr. Mancini was awarded SARs based on 67,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable date of grant.  The SARs are exercisable for a period of ten years from the date of grant with the exception of the fiscal years 2019 through 2015 awards which are exercisable for a period of five years from the date of grant. (See “Outstanding Equity Awards at Fiscal Year-End” and footnote (10) under “Stock Ownership of Certain Beneficial Owners and Management” above.)

President, FEI-Zyfer Employment Arrangement

The Company has not entered into an employment agreement with Mr. Strang.  Mr. Strang’s annual base salary is $200,000.  Mr. Strang is paid an annual bonus based on EBITA generated by the FEI-Zyfer segment. In fiscal year 2020, Mr. Strang’s annual bonus was $54,644. In addition, the Company has entered into a deferred compensation agreement with Mr. Mancini providing for the payment of an annual benefit of $60,000 upon his retirement or death or upon the termination of his employment (other than for cause).  Mr. Strang also is eligible for health, term life and disability insurance, the premiums of which are partially paid by the Company, and for reimbursement of medical expenses. Mr. Strang was awarded SARs based on 51,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable date of grant.  The SARs are exercisable for a period of ten years from the date of grant with the exception of the fiscal years 2019 through 2015 awards which are exercisable for a period of five years from the date of grant. In addition Mr. Strang was awarded RSUs based on 1,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable date of grant. These RSUs vest equally over a 4-year period from the date of grant. (See “Outstanding Equity Awards at Fiscal Year-End” and footnote (10) under “Stock Ownership of Certain Beneficial Owners and Management” above.)

Employee Benefit Plans

Officers, including the Named Executive Officers, are eligible to participate in the Company’s 401(k) Savings Plan.  This plan permits eligible employees to defer a portion of their income through voluntary contributions to the plan.  Under the provisions of the plan, the Company makes discretionary matching contributions of the Company’s Common Stock, the fair market value of which may not exceed $3,000 in a calendar year.  All participants in the plan become fully vested in the Company contribution after six years of employment.  All of the Named Executive Officers are fully vested in the shares attributable to their accounts. (See footnote (10) under “Stock Ownership of Certain Beneficial Owners and Management” above.)

Other Compensation

Officers (other than Mr. Bloch and Mr. Strang) and certain key employees are provided with a leased automobile to use for both business and personal purposes.  The operating costs of each vehicle are paid by the Company.  The value of any personal use is included in the taxable income of each employee.  Officers of the Company are also reimbursed for out-of-pocket medical expenses incurred by the officers and their families.  Such reimbursement is also included in the officers’ taxable income.

Equity Compensation Plan Information

Securities Authorized for Issuance under Equity Compensation Plans:

The following table sets forth as of April 30, 2020 the number of shares of Common Stock to be issued upon exercise of outstanding stock option grants and the number of shares available for future issuance under such plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans
Approved by Security Holders (1)	1,072,500	$8.90	417,004

(1)	Equity compensation plans approved by security holders consist of the Company’s 2005 Stock Award.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised SARs previously awarded to the Named Executive Officers outstanding at the end of the fiscal year, April 30, 2020.

Stock Appreciation Rights

Name	Number of Securities Underlying Unexercised SARs (#) Exercisable	Number of Securities Underlying Unexercised SARs (#) Unexercisable	SARs Exercise Price ($)	SARs Expiration Date (1)
Stanton D. Sloane	7,500 12,500 13,750	2,500 12,500 41,250	$10.98 8.06 8.65	2/16/22 9/17/22 5/7/23
Oleandro Mancini	12,000 10,000 10,000 10,000 10,000 7,500 1,250	-0- -0- -0- -0- -0- 2,500 3,750	$9.70 7.25 8.82 10.38 13.24 10.58 8.43	4/11/21 12/18/21 9/13/22 8/8/23 4/29/20 8/18/21 5/10/23
Steve Strang	8,000 10,000 8,000 5,000 5,000 7,500 1,250	-0- -0- -0- -0- -0- 2,500 3,750	$9.70 7.25 8.82 10.38 13.24 10.58 8.43	4/11/21 12/18/21 9/13/22 8/8/23 4/29/20 8/18/21 5/10/23

(1)

SARs are generally exercisable cumulatively at 25% per year beginning one year after the date of grant.  In general, awards expire ten years after the date of grant but such terms may be modified at the discretion of the Company’s Compensation Committee.  The awards granted in fiscal years 2019 through 2015 are exercisable for a period of five years from the date of grant.  Grants are made at the market value of Common Stock as of the applicable date of grant.

In addition to the SARs listed in the table above on July 30, 2020, Mr. Sloane was granted RSUs based on 30,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable date of grant. The RSUs vest equally over a 4-year period from the date of the grant and are based on consolidated booking. On November 1 2020, Mr. Strang was granted RSUs based on 1,000 shares of the Company’s Common Stock and the market value of the Common Stock as of the applicable date of grant. The RSUs vest equally over a 4-year period from the date of the grant and have no performance criteria attached to them.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K, for the fiscal year ended April 30, 2020, is included herewith. The Company’s Annual Report on Form 10-K includes the financial statements for the fiscal years ended April 30, 2020 and 2019. Additionally, the Annual Report on Form 10-K is available under the Investor Relations section of the Company’s website at http://www.frequencyelectronics.com.  Stockholders may also request printed copies of the Proxy Statement and the Annual Report on Form 10-K by calling the Company at (516) 794-4500, extension 2131, or by sending an email to investorrelations@freqelec.com.  For a charge of $50, the Company agrees to provide a copy of the exhibits to the Annual Report on Form 10-K to any stockholder who requests such a copy. Exhibits to the Company’s Annual Report on Form 10-K are also available on the SEC’s website at www.sec.gov.

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside.  This practice, known as “house holding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.  Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of the Company’s Proxy Statement and Annual Report on Form 10-K.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary.  You may also obtain a separate Proxy Statement and Annual Report on Form 10-K without charge by contacting the Company at Frequency Electronics, Inc., 55 Charles Lindbergh Boulevard, Mitchel Field, New York 11553, Attention: Corporate Secretary; (516) 794-4500, extension 3100.  We will promptly send additional copies of the Proxy Statement or Annual Report on Form 10-K.  Stockholders sharing an address that are receiving multiple copies of the Proxy Statement and Annual Report on Form 10-K can request delivery of a single copy of future proxy statements and annual reports by contacting their broker, bank or other intermediary or by contacting the Company as indicated above.

OTHER MATTERS

As of the date of this Proxy Statement, the only business which the Board intends to present and knows that others will present at the Annual Meeting is hereinabove set forth.  If any other matter or matters are properly brought before the meeting or any adjournments thereof, it is the intention of the persons named in the accompanying Proxy to vote the Proxy on such matters in accordance with their judgment.

By Order of the Board of Directors,

/s/Steven L. Bernstein

STEVEN L. BERNSTEIN

Chief Financial Officer, Secretary and Treasurer

Dated:  August 28, 2020

FREQUENCY ELECTRONICS, INC. ATTN: STEVEN BERNSTEIN 55 CHARLES LINDBERGH BLVD. MITCHEL FIELD, NY 11553

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 6, 2020 for shares held directly and by 11:59 p.m. Eastern Time on October 4, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FEIM2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 6, 2020 for shares held directly and by 11:59 p.m. Eastern Time on October 4, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D22436-P44130	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FREQUENCY ELECTRONICS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Five (5) directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified. NOMINEES:	☐	☐	☐
01) Jonathan Brolin 02) Richard Schwartz 03) Dr. Stanton D. Sloane 04) Russell Sarachek 05) Lance Lord

					For	Against	Abstain
2. Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2021.					☐	☐	☐
3. Approval of the non-binding vote on executive compensation.					☐	☐	☐

All as described in the Proxy Statement dated August 28, 2020, receipt of which is hereby acknowledged. The Board of Directors requests that you fill in, date and sign the Proxy and return it in the enclosed postpaid envelope.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated August 28, 2020.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D22437-P44130

FREQUENCY ELECTRONICS, INC.

Proxy - Annual Meeting of Stockholders - October 7, 2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of FREQUENCY ELECTRONICS, INC. (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint RUSSELL SARACHEK and STEVEN BERNSTEIN, and each of them individually, as the undersigned's true and lawful agents and proxies, with power of substitution in each, for and in the name of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/FEIM2020    on October 7, 2020 at 10:00 A.M., Eastern Daylight Time, and any adjournment or postponement  thereof, and authorizes them to vote upon all matters specified in the notice of the meeting, as set forth on the reverse hereof, and in their discretion upon such other business as may properly and lawfully come before the meeting, all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3.

In the event that any of the Board of Directors' nominees  named in this Proxy are unable to serve, or for good cause will not serve, this Proxy conveys discretionary authority to Mr. Sarachek and Mr. Bernstein, and each of them individually, to vote as recommended  by the Board of Directors with respect  to the election  of any person to replace such nominee.

(Continued and to be signed on the reverse side)